Exhibit 10.10

Form of Notice of Option Grant

GREEN THUMB INDUSTRIES INC.

2018 STOCK AND INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Subordinate Voting Shares of Green Thumb Industries Inc. (the “Company”):

Name of Optionee:

Total Number of Shares Granted:

Type of Option:	Non-Qualified Stock Option

Exercise Price Per Share:	CDN$

Date of Grant:

Vesting Terms:

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2018 Stock and Incentive Plan and the attached Stock Option Agreement, both of which are made a part of this document.

OPTIONEE:	GREEN THUMB INDUSTRIES INC.

By:

Title:
Print Name